Exhibit 3.16

CERTIFICATE OF INCORPORATION

OF

DynaBil INDUSTRIES INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1. The name of the corporation is:

DynaBil INDUSTRIES INC.

2. The purposes or purposes for which the corportion is formed are as follows, to wit:

To create, manufacture, produce, buy, sell, exchange, import, export, lease, hire, let, contract in relation to, invest in, mortgage, trade and deal in, and otherwise acquire and dispose of, brass, copper, bronze, zinc, steel, tin, tin plate, aluminum, or other metals, or materials, goods, or articles made therefrom in whole or in part, and to do manufacturing and merchandising of any and every kind, and deal in and with goods, wares, and merchandise and property of every kind, class, nature, and description.

To acquire such property, real and personal, as may be necessary to the conduct of such business.

Without limiting any of the objects, or purposes or powers, of the corporation, it shall be within the powers of the corporation from time to time to do any one or more or all of the acts and things herein set forth, and all such other acts, things and business or businesses in any manner connected therewith, or necessary, convenient or auxiliary thereto, or likely, directly or indirectly, to promote the interests of the corporation or enhance the value of or render profitable any of its property or rights, as such a corporation may lawfully do; in carrying on its business, or for the purpose of attaining or furthering any of its objects, it shall have power to do any and all acts and things, and to exercise any and all other powers which a copartnership or natural person could do and exercise, which now or hereafter may be authorized by law, either as, or by and through principals, agents, representatives contractors, factors, lessors, lessees, or otherwise, either alone or in conjunction with others, and in any part of the world; in addition, it shall have and exercise all rights, powers and privileges now or hereafter belonging to or conferred upon corporations organized under the provisions of the law authorizing the formation of corporations of its nature.

3. The office of the corporation is to be located in the Town of Coxsackie, County of Greene, State of New York.

4. The aggregate number of shares which the corporation shall have authority to issue is 200 shares, no par value.

5. The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

c/o the corporation

R.D. #1

Box 10A

Earlton, New York 12050

6. The accounting period which the corporation intends to establish as its first calendar or fiscal year for reporting the franchise tax shall end on October 31, 1978.

IN WITNESS WHEREOF, the undersigned incorporator, being at least eighteen years of age, hereby affirms that the statements contained herein are true under penalties of perjury.

Dated: October 31, 1977	/s/ Gertrude Troxell
Gertrude Troxell 90 South Swan Street Albany, New York 12210

Certificate of Amendment

of

Certificate of Incorporation

of

DYNABIL INDUSTRIES INC.

Pursuant to Section 805 of the Business Corporation Law

IT IS HEREBY CERTIFIED

FIRST: The name of the Corporation is: DYNABIL INDUSTRIES INC., hereinafter referred to as the “Corporation”.

SECOND: The Certificate of Incorporation was filed with the Department of State of the State of New York on November 2, 1977.

THIRD: The Certificate of Incorporation is hereby amending the stock structure of the corporation as stated in paragraph FOURTH.

Currently the corporation is authorized to issue 200 shares at a no par value, of which 2 shares have been issued and shall be exchanged at a rate of 1 old share for 1 new share for a total of 2 shares at a $0.001 par value, the remaining 198 shares shall be cancelled. The corporation shall add 198 common voting shares at a $0.001 par value and 9,999,800 common non-voting shares at a $0.001 par value for a total of 10,000,000 shares with a $0.001 par value.

Paragraph FOURTH shall now read as follows:

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is 200 common voting shares and 9,999,800 common non-voting shares for a total of 10,000,000 shares each of which shall have a $0.001 par value.

The Amendment to the Certificate of Incorporation was authorized first by the Board of Directors, followed by the holder of all outstanding shares to vote thereon.

/s/ Micheal Grosso
Michael Grosso, SECRETARY

/s/ Hugh Quigley
Hugh Quigley, PRESIDENT

[ILLEGIBLE NOTARY PARAGRAPH]

[ILLEGIBLE NOTARY PARAGRAPH]

Certificate of Amendment

of

Certificate of Incorporation

of

DYNABIL INDUSTRIES INC.

Pursuant to Section 805 of the Business Corporation Law

BLU-39:

DRAWDOWN

FILED BY:

BLUMBERGEXCELSIOR CORPORATE SERVICES, INC.

488 BROADWAY, SUITE 106

ALBANY, NY 12207

New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DynaBil Industries Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is: DynaBil Industries Inc.

If the name of the corporation has been changed, the name under which it was formed is:

___________________________________________________________________________________________________________.

SECOND: The date of filing of the certificate of incorporation with the Department of State is: November 2, 1977.

THIRD: (Set forth each amendment in a separate paragraph providing the subject matter and full text of each amended paragraph.) The amendment effected by this certificate of amendment is as follows:

Paragraph First of the Certificate of Incorporation relating to the name of the corporation is hereby amended to read in its entirety as follows:

FIRST: The name of the Corporation is:

Ducommun Aerostructures New York, Inc., hereinafter referred to as the “Corporation”.

FOURTH: The certificate of amendment was authorized by: [Check the appropriate box]

☐	The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

☒	The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ James S. Heiser	James S. Heiser, Secretary
(Signature)	(Name and Capacity of Signer)

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

DynaBil Industries Inc.

(Insert Name of Domestic Corporation)

Under Section 805 of the Business Corporation Law

Filer’s Name DynaBil Industries, Inc.

Address 2 Flint Mine Road

City, State and Zip Code Coxsackie, NY 12051

NOTE: This form was prepared by the New York State Department of State. It does not contain all optional provisions under the law. You are not required to use this form. You may draft your own form or use forms available at legal stationery stores. The Department of State recommends that all documents be prepared under the guidance of an attorney. The certificate must be submitted with a $60 filing fee, plus the required tax on shares pursuant to §180 of the Tax Law, if applicable.

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